Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Trustees of the SCBT Employees’ Savings Plan:

We consent to the incorporation by reference in Registration Statement Nos. (333-194928 and 333-26029) on Forms S-8 of our report dated June 20, 2014, with respect to the financial statements and supplemental schedule of SCBT Employees’ Savings Plan included in this Annual Report on Form 11-K for the year ended December 31, 2013.

/s/ Dixon Hughes Goodman LLP
Charlotte, North Carolina
June 24, 2014